UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: November 20, 2008 (Date of earliest event reported)
SciClone Pharmaceuticals, Inc. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19825 (Commission File Number)	94-3116852 (IRS Employer Identification Number)

950 Tower Lane, Suite 900, Foster City, CA (Address of principal executive offices)		94404 (Zip Code)
650.358.3456 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On November 14, 2008, SciClone Pharmaceuticals, Inc. and two of its operating subsidiaries as borrowers entered into a Loan and Security Agreement and an Unconditional Guaranty and Security Agreement with Silicon Valley Bank under which SciClone may borrow up to $6 million (the "Credit Facility"). The Credit Facility is a revolving line-of-credit that permits borrowing up to $6 million for a term of 36 months, and includes a sublimit of $2.5 million for letters of credit. The Credit Facility is secured by a first priority secured interest in all of SciClone's assets, other than intellectual property, and a credit insurance policy insuring certain foreign account receivable assets.

The Credit Facility bears interest at the U.S. prime rate plus 1.75% on outstanding balances and includes unused line fees, letter of credit fees and other customary fees. Such operating subsidiaries may borrow, repay and re-borrow funds under the Credit Facility and, upon termination on November 14, 2011, all amounts borrowed must be repaid in full.

The Credit Facility documents include customary terms for a revolving loan facility of this size and type, including, among others:

-- operating covenants that limit the borrowers' ability to incur liabilities, create liens, make capital expenditures, pay dividends or distributions, make investments, and dispose of assets;

-- financial covenants that require the borrowers to maintain minimum revenue and Earnings Before Interest and Tax ("EBIT") levels; and

-- events of default such as non-payment defaults, covenant defaults, material adverse changes and insolvency defaults.

SciClone, as the parent company of the two operating subsidiaries, has irrevocably and unconditionally guaranteed the prompt and complete payment and performance when due of all obligations required of SciClone and the other borrowers under the Credit Facility.

SciClone has issued to Silicon Valley Bank a warrant with a five year term to purchase 60,000 shares of SciClone's common stock at an exercise price per share of $0.86, which represents the ten-day trailing average closing price as of November 14, 2008.

On November 19, 2008, SciClone issued a press release announcing this Credit Facility, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference in its entirety.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements:
            None
(b) Pro forma financial information:
            None
(c) Shell company transactions:
            None
(d) Exhibits
            99.1       Press Release of SciClone Pharmaceuticals, Inc. dated November 19, 2008

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 20, 2008	SCICLONE PHARMACEUTICALS, INC. By: /s/ Friedhelm Blobel, Ph.D. Friedhelm Blobel, Ph.D. President & Chief Executive Officer

Exhibit Index
Exhibit No.	Description
99.1	Press Release of SciClone Pharmaceuticals, Inc. dated November 19, 2008